EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 03/23/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.78%	-4.95%	-7.79%
Class B Units	-0.80%	-5.00%	-7.97%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED MARCH 23, 2007

The Grant Park Futures Fund experienced small trading losses during the past week; positions in the interest rates and metals accounted for the bulk of setbacks. Gains came mainly from the soft/agricultural commodities and stock indices.

Long positions in the interest rate sector reported losses as prices for longer-dated Treasury notes and bonds finished the week in lower territory. Prices initially rallied after the U.S. Federal Reserve bank left interest rates unchanged following its Wednesday meeting, moving higher in reaction to the central bank’s accompanying statement which had used the term “policy adjustments” instead of the previously used, and more hawkish, “additional firming” in describing monetary policy going forward. But prices fell throughout the remainder of the week as investors parsed the Fed’s statement, becoming particularly concerned with the central bank’s insistence that inflation remains its key focus. Long positions in the Ten-year note and Thirty-year bond sustained losses as did longs in the Eurodollar contract. Long positions in the foreign markets also reported losses after Japanese Government bonds and German bunds settled lower for the week.

Nickel prices were lower in London, resulting in losses for long positions in the base metals. Reports of an increase in nickel stored in warehouses registered with the London Metals Exchange prompted a sell-off in the raw material, resulting in prices falling more than 11% for the week.

Prices for soybeans and soybean meal finished the week at higher levels, resulting in gains for the soft/agricultural commodities sector. Analysts suggested that prices were higher for soybeans as investors expect more acreage to be dedicated to corn production because of increased demand for ethanol.

Long positions in the stock indices registered gains as the S&P Composite Index recorded its largest weekly gain in four years as investors took the Fed’s carefully worded statement in a more upbeat manner, interpreting the statement to mean that the central bank might adopt a more flexible stance regarding monetary policy.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
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 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Analysts also suggested that investors were reassessing some of the concerns that resulted in the market’s recent sell-off. Foreign positions also gained after the Tokyo Nikkei and German DAX settled higher.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com